Exhibit 10.25

FIRST AMENDMENT TO

AMENDED AND RESTATED SENIOR FIRST LIEN SECURED CREDIT AGREEMENT

THIS FIRST AMENDMENT TO AMENDED AND RESTATED SENIOR FIRST LIEN SECURED CREDIT AGREEMENT (this "Amendment") is entered into as of November 7, 2006, by and between Rampant Lion Energy LLC, a Louisiana limited liability company, having its principal executive office and place of business at 9700 Richmond Avenue, Suite 124, Houston, Texas 77042 ("Borrower") and Macquarie Bank Limited, incorporated in accordance with the laws of Australia with offices at Level 15, 1 Martin Place, Sydney, New South Wales, 2000 Australia ("Lender"). Capitalized terms used but not defined in this Amendment have the meaning given them in the Credit Agreement (defined below).

Background

A.

Borrower and Lender previously entered into an Amended and Restated Senior First Lien Secured Credit Agreement dated as of September 14, 2006 (as amended, the "Credit Agreement") for the purpose of making available to Borrower a senior, secured term loan on a non-revolving basis;

B.

Borrower has entered into that certain Participation Agreement dated of even date herewith, by and between Borrower and Challenger Minerals Inc. ("Challenger") (the "Participation Agreement");

C.

Borrower has requested that Lender modify certain terms and conditions of the Credit Agreement to account for Borrower's obligations under the Participation Agreement; and

D.

Lender is willing to amend the Credit Agreement pursuant to the terms and conditions of this Amendment.

Agreements

In consideration of the mutual covenants of Borrower and Lender set forth in this Amendment and other good and valuable consideration, the receipt and sufficiency of which are acknowledged by each of the parties, Borrower and Lender agree as follows:

1. Modification to Definitions. Article I of the Credit Agreement is amended by deleting the definitions of "Contract Rate" and "G&A Cap" and replacing them with the following:

"Contract Rate" means a floating rate, calculated and payable on a monthly basis in arrears based on a 360-day year, equal to the rate per annum equal to the Prime Rate nlus (i) zero percent (0.00%) until the earlier of (a) August 31, 2007 or (b) the First Reserve Report Effective Date; and (ii) four percent (4.00%) thereafter.

"G & A Cap" means the lesser of (i) $55,000 per calendar month or (ii) ten percent (10%) of monthly Net Operating Cash Flow (calculated without deduction of such capped G&A Expenses).

2. Modifications to Credit Agreement.

(a)

Tranche C Additional Conditions Precedent. Section 9.4 of the Credit Agreement is modified by:

(i)

Deleting the title of the Section in its entirety and replacing it with the title "Additional Conditions Precedent" and

(ii)

Deleting the first paragraph of the Section in its entirety and replacing it with the following text:

Lender may elect to not advance funds for the drilling or completion of any Well in its sole and absolute discretion; provided, further, if Lender elects not to so advance funds, Lender shall reassign the Net Profit Interest in such Well to Borrower. Specifically, the following additional conditions apply to the making of an Advance under Tranche C to the Term Loan:

3. Conditions to Effectiveness of This Amendment. Notwithstanding the other conditions to the making of any Advance under Article IX of the Credit Agreement, this Amendment will not be effective until Borrower executes and delivers to Lender (or its designee, as applicable) the following documents, each in form and substance acceptable to Lender:

(a)

this Amendment and

(b)

any other document necessary or convenient in the opinion of Lender or its counsel to give effect to the modifications to the Credit Agreement contemplated by this Amendment.

4. Reaffirmation of Representations and Warranties; Additional Representations and Warranties. Borrower, to induce Lender to enter into this Amendment, hereby reaffirms, as of the date hereof (except to the extent the previous representations and warranties speak as to a certain date), its representations and warranties contained in Article IV of the Credit Agreement and in all other documents executed pursuant thereto, and additionally represents and warrants as follows:

(a)

The execution and delivery of this Amendment and the performance by Borrower of its obligations under this Amendment are within Borrower's power, have been duly authorized by all necessary company action, have received all necessary governmental approval (if any shall be required), and do not and will not contravene or conflict with (/) any provision of law, {ii) any of the Borrower's respective Charter Documents, or (iii) any agreement binding upon Borrower or affecting any of the Properties; and

(b)

This Amendment represents the legal, valid and binding obligations of Borrower enforceable against Borrower in accordance with its terms subject as to enforcement only to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally.

5. Distribution of Funds from Participation Agreement. Borrower and Lender agree that the $500,000 Borrower will receive from Challenger upon the execution of the Participation Agreement will be distributed as follows:

(a)

$250,000 shall be directly paid to the Project Account to be applied immediately to the principal outstanding under the Term Loan;

(b)

The remaining $250,000 will be used by Borrower to fund (i) Borrower's G&A Expenses directly associated with the Properties until G&A Expenses can be funded by cash flow from the Properties pursuant to the Credit Agreement and (ii) Borrower's share of any overruns in the event the costs after production casing point to complete and equip the Test Well, as defined in the Participation Agreement, exceed 110% of the AFE amount per the Participation Agreement; and

(c)

Borrower directs Lender to immediately debit the Project Account (i) for Related Costs and (ii) in the amount of $20,156.61, which is the amount of interest accrued on the Term Loan through October 31, 2006. Additionally, on the 20th day of each month prior to the commencement of the Payment Date, Lender shall debit the Project Account for accrued and unpaid interest due and owing on the Term Loan and any Related Costs.

6. Amendment of Participation Agreement. Borrower agrees that it will not amend, or permit the amendment of, any terms of the Participation Agreement that will affect the interests earned by Challenger pursuant to such agreement, without obtaining the prior written consent of Lender.

7. No Obligation to Fund Test Well. Borrower acknowledges and agrees that Lender shall have no obligation to fund Borrower's share of any costs and expenses related to the Test Well, as defined in the Participation Agreement, or otherwise set forth in the Participation Agreement or any G&A Expenses not currently contemplated by the Credit Agreement.

8. Ratification of Liens and Security Interests. Borrower hereby acknowledges and ratifies the existence and priority of the Liens granted by Borrower in favor of Lender in and to the Collateral and represents, warrants and covenants that such liens and security interests are valid, existing and in full force and effect.

9. Execution of Net Profits Overriding Royalty Interest Conveyance. Borrower agrees to execute and deliver to Lender's counsel, to be held in escrow, a Net Profits Overriding Royalty Interest Conveyance ("Conveyance") dated as of the date hereof. Borrower agrees that upon the reconveyance of any earned interests from Challenger to Borrower pursuant to the Participation Agreement, an Exhibit A evidencing those interests reconveyed to Borrower will be attached to the Conveyance and the Conveyance will be released to Lender for recording in the real property records of Aransas and Calhoun Counties, Texas.

10. Waiver of Claims. Borrower represents and warrants to Lender that it knows of no claims it may have against Lender or any of its partners or any of their respective directors, officers, attorneys, accountants, representatives and agents (collectively, the "Lender Parties"). Notwithstanding that representation, however, and in consideration of the agreements made by Lender in this Amendment, Borrower releases each of the Lender Parties from any and all liability fixed or contingent, known or unknown for actions or failures to act in connection with any of the Loan Documents prior to the date of this Amendment (collectively, the "Borrower Claims"). In addition, Borrower covenants not to assert or assist or enable any third party to assert any Borrower Claim against any of the Lender Parties.

11. Legal Fees and Monthly Interest. Borrower agrees that Lender shall debit the Project Account for all Related Costs, including Lender's legal fees and expenses, related to this Amendment and for monthly interest payments until such earlier time as the Project Account is fully depleted or the First Reserve Report Date.

12. Miscellaneous. This Amendment supersedes all prior agreements (written or oral) between Borrower and Lender with regard to the subject matters hereof, including, without limitation, the Letter Agreement dated October 27, 2006, by and between Borrower and Lender. This Amendment is a Loan Document. Except as affected by this Amendment, the Loan Documents are unchanged and continue in full force and effect. However, in the event of any inconsistency between the terms of the Credit Agreement as amended by this Agreement and any other Loan Document, the terms of the Credit Agreement will control and the other document will be deemed to be amended to conform to the terms of the Credit Agreement. All references to the Credit Agreement will refer to the Credit Agreement as amended by this Amendment. Borrower agrees that all Loan Documents to which it is a party (whether as an original signatory or by assumption of the Obligations) remain in full force and effect and continue to evidence its legal, valid and binding obligations enforceable in accordance with their terms (as the same are affected by this Amendment or are amended in connection with this Amendment). Any course of dealing among either of the Borrower or Lender or any other Person will not be deemed to have altered or amended the Credit Agreement or affected either Borrower's or Lender's right to enforce the Credit Agreement as written. This Amendment will be binding upon and inure to the benefit of each of the undersigned and their respective successors and permitted assigns.

13. Form. Each agreement, document, instrument or other writing to be furnished Lender under any provision of this instrument must be in form and substance satisfactory to Lender and its counsel.

14. Multiple Counterparts. This Amendment may be executed in more than one counterpart, each of which shall be deemed an original, and all of which constitute, collectively, one instrument; but, in making proof of this instrument, it shall not be necessary to produce or account for more than one such counterpart. It shall not be necessary for Borrower and Lender to execute the same counterpart hereof so long as Borrower and Lender each execute a counterpart hereof.

15. Governing Law. This Amendment and all transactions provided for in this Amendment will be governed by, interpreted and construed under and enforced pursuant to the laws of the State of Texas, without regard to its conflicts of laws provisions.

16. Final Agreement. THE LOAN DOCUMENTS, AS AMENDED BY OR IN CONNECTION WITH THIS AMENDMENT, REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO ORAL AGREEMENTS BETWEEN THE PARTIES.

IN WITNESS WHEREOF, the parties have executed this Agreement as of November 7, 2006.

BORROWER:

Rampant Lion Energy LLC, a Louisiana limited liability company

By: Jurasin Oil & Gas, Inc., A Louisiana corporation

LENDER:

MACQUARIE BANK LIMITED,

incorporated under the laws of Australia

By:  /s/ Andrew Sinclair

Name: Andrew Sinclair

Title: Division Director

By: /s/ MrH

Name: Paoio 3eltifllic

Title: Lawyer

[SIGNATURE PAGE TO FIRST AMENDMENT TO CREDIT AGREEMENT]

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